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                                                                    EXHIBIT 6(c)

                               CONSENT OF COUNSEL

      We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of this Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        /s/ Sutherland, Asbill & Brennan, L.L.P.


                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.

Washington, D.C.
April 23, 1997